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                                                                    EXHIBIT 10.1


                  FIRST AMENDMENT, WAIVER AND CONSENT AGREEMENT

        THIS FIRST AMENDMENT, WAIVER AND CONSENT AGREEMENT (this "Agreement") is made and entered into as of this 7 day of April, 1999, by and among MINDSPRING ENTERPRISES, INC., a Delaware corporation, as Borrower, the Lenders identified on the signature pages hereto, FIRST UNION CAPITAL MARKETS CORP., as Arranger, and FIRST UNION NATIONAL BANK, as Administrative Agent for the Lenders.

                              Statement of Purpose

        The Lenders agreed to extend certain credit facilities to the Borrower pursuant to the Credit Agreement dated as of February 17, 1999 (as amended, restated, supplemented or otherwise modified, the "Credit Agreement") by and among MINDSPRING ENTERPRISES, INC., a Delaware corporation, as Borrower, the Lenders who are or may become a party thereto, FIRST UNION CAPITAL MARKETS CORP., as Arranger, and FIRST UNION NATIONAL BANK, as Administrative Agent for the Lenders. All capitalized terms used and not defined in this Agreement shall have the meanings assigned thereto in the Credit Agreement.

        The Borrower plans to offer and subsequently issue up to $175,000,000 (which such amount may be increased up to $202,000,000 upon the exercise of the underwriters' over-allotment option) in convertible notes pursuant to a final prospectus supplement and the related prospectus, each dated April 7, 1999 (the "Notes Offering"). Concurrently with the Notes Offering and pursuant to a separate final prospectus supplement and the related prospectus, each dated April 7, 1999, the Borrower also plans to offer up to 2,400,000 shares (which such amount may be increased up to 2,760,000 shares upon the exercise of the underwriters' over-allotment option) of common stock (the "Stock Offering"). The Borrower has requested certain amendments, waivers, and consents to the Credit Agreement as set forth more fully below to permit the Notes Offering. Additionally, the Borrower has requested certain amendments to the negative and financial covenants as set forth more fully below.

        Subject to the terms and conditions hereof, the Administrative Agent, the Arranger and the Lenders are willing to agree to such amendments, waivers, and consents.

        NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

        1. Consent to the Notes Offering. The Administrative Agent, the Arranger and the Lenders hereby consent to the terms and conditions of the Notes Offering in effect as of the date hereof and agree that the convertible subordinated notes issued pursuant to the Notes Offering shall constitute "Subordinated Debt" under the Credit Agreement permitted pursuant to Section 10.1(c) thereof.

        2. Waiver of the Mandatory Commitment Reduction. Pursuant to Section 2.5(b)(iii) of the Credit Agreement, the Borrower is required to permanently reduce the Aggregate Commitment under the Credit Facility by an amount equal to 100% of the Net Cash Proceeds of any debt offering including the Notes Offering, with a corresponding repayment of any outstandings under


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the Credit Agreement which exceed such reduced amount. The Administrative
Agent, the Arranger and the Lenders hereby waive such requirement for a permanent reduction of the Aggregate Commitment with respect to this Notes Offering; provided that, all outstandings under the Credit Agreement are prepaid with a portion of the proceeds of either the Notes Offering or the Stock Offering within three (3) days after receipt thereof.

        3.     Amendments to the Credit Facility.

               A.     Amendments to Article I.

                      (i) Section 1.1 is hereby amended by inserting the following definition following the definition of Capital
                      Lease:

                      "Cash Equivalents" means those investments permitted pursuant to Section 10.4(b) of the Credit Agreement.

                      (ii) Section 1.1 is hereby amended by inserting the following definition following the definition of
                      Consolidated:

                      "Convertible Notes" means the $156,500,000 (which amount was increased to $179,975,000 upon the exercise of the underwriters' over-allotment option) of 5.00% Convertible Subordinated Notes due 2006 of the Borrower issued pursuant to the final prospectus supplement and the related prospectus, each dated April 7, 1999.

                      (iii) Section 1.1 is hereby amended by inserting the following definition following the definition of Loans:

                      "Make Whole Payment" means an amount equal to $200 per $1,000 of each Convertible Note redeemed by the Borrower in connection with a Provisional Redemption, less the amount of any interest actually paid on such Convertible Note prior to the notice date of such Provisional Redemption.

                      (iv) Section 1.1 is hereby amended by inserting the following definition following the definition of Prime
                      Rate:

                      "Provisional Redemption" means the right of the Borrower to redeem all or part of the Convertible Notes at any time prior to April 15, 2002, at a redemption price equal to $1,000 per $1,000 each Convertible Note to be redeemed plus the Make-Whole Payment, if any, plus accrued and unpaid interest, if any, to the date of such redemption (the "Provisional Redemption Date") if the closing price of the Borrower's common stock shall have exceeded 150% of the Conversion Price of the Convertible Notes (as defined therein) then in effect for at least 20 trading days in any consecutive 30 trading day period ending on the trading day prior to the date of mailing of



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                      the notice of provisional redemption (the "Notice
                      Date," which such date shall be no more than 60 nor less than 30 days prior to the Provisional Redemption Date).

               B. Amendment to allow the Provisional Redemption. Section 2.7 of the Credit Agreement is hereby amended by deleting the word "and" immediately preceding clause (c) thereof and inserting the following clause (d) at the end of such
                      Section 2.7:

                      "and (d) to fund any Provisional Redemption permitted pursuant to Section 10.11."

               C. Amendment to Article 9. Section 9.1 is hereby amended by inserting the following phrase after the word "Total Debt" in clause (a) of such Section 9.1:

                      ", less the aggregate amount of cash and Cash Equivalents of the Borrower in excess of Twenty Million Dollars ($20,000,000) available for the immediate repayment of Debt of the Borrower,"

               D.     Amendments to Article X.

                      (i) Section 10.4(c) is hereby amended by deleting clause (iv) of such Section 10.4(c) and substituting the following new clause (iv) in lieu thereof:

                             "(iv) the aggregate cash or any other consideration paid for any such proposed acquisition or series of related acquisitions consummated during the term hereof shall not exceed Fifty Million Dollars ($50,000,000) without the prior written consent of the Required Lenders."

                      (ii) Section 10.11 is hereby amended by inserting the following proviso at the end of such Section 10.11:

                             "; provided that, so long as no Default or Event of Default has occurred and is continuing or would result therefrom, the Borrower shall be permitted to make Provisional Redemptions in accordance with the terms of the Convertible Notes."

        4. Conditions. The effectiveness of the Agreement set forth herein shall be conditioned upon delivery to the Administrative Agent of this Agreement executed by the Administrative Agent, the Borrower and all of the Lenders.

        5. Effect of Agreement. Except as expressly waived, amended, or otherwise modified hereby, the Credit Agreement and Loan Documents shall be and remain in full force and effect.


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The consents, waivers and amendments granted in this Agreement are specific and limited and shall not constitute any further amendment of the Credit Agreement or a modification, acceptance or waiver of any other provision of or default under the Credit Agreement or any other document or instrument entered into in connection therewith or a future modification, acceptance or waiver of the provisions set forth therein.

        6. Representations and Warranties/No Default. By its execution hereof, the Borrower hereby certifies that each of the representations and warranties set forth in the Credit Agreement and the other Loan Documents is true and correct as of the date hereof as if fully set forth herein (other than representations and warranties which speak as of a specific date pursuant to the Credit Agreement, which representations and warranties shall have been true and correct as of such specific dates) and that as of the date hereof no Default or Event of Default has occurred and is continuing.

        7. Expenses. The Borrower shall pay all reasonable out-of-pocket expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Agreement and any termination and release documents referenced herein or required hereby, including without limitation, the reasonable fees and disbursements of counsel for the Administrative Agent.

        8. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina, without reference to the conflicts or choice of law provisions thereof.

        9. Counterparts. This Agreement may be executed in separate counterparts, each of which when executed and delivered is an original but all of which taken together constitute one and the same instrument.

        10. Stock Offering. The Administrative Agent, the Arranger and the Lenders hereby acknowledge that their consent to the terms and conditions of the Stock Offering is not required under the Credit Agreement and that the provisions of Section 2.5(b), 2.5(c) and 10.6 of the Credit Agreement are inapplicable thereto.

                            [Signature Pages Follow]




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        ACKNOWLEDGED AND AGREED, this 7th day of April, 1999 .

[CORPORATE SEAL]                    MINDSPRING ENTERPRISES, INC., as Borrower

                                    By:     /s/ Samuel R. DeSimone
                                       ---------------------------------------
                                       Name:  Samuel R. DeSimone, Jr.
                                            ----------------------------------
                                       Title: Exec. V.P. - General Counsel
                                             ---------------------------------

                           [Signature Pages Continue]


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                                            FIRST UNION NATIONAL BANK,

                                            as Administrative Agent and Lender

                                            By:        /s/  C. Mark Hedrick
                                               ---------------------------------
                                               Name:   C. Mark Hedrick
                                                    ----------------------------
                                               Title:  Vice President
                                                     ---------------------------

                                            FIRST UNION CAPITAL MARKETS CORP.,
                                            as Arranger

                                            By:        /s/  C. Mark Hedrick
                                               ---------------------------------
                                               Name:   C. Mark Hedrick
                                                    ----------------------------
                                               Title:  Vice President
                                                      --------------------------


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                                   GOLDMAN SACHS CREDIT PARTNERS L.P., as Lender

                                   By:        /s/  signature illegible
                                      ---------------------------------
                                      Name:
                                           ----------------------------
                                      Title:
                                             --------------------------


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                                            ING (US) CAPITAL LLC, as Lender

                                            By:         /s/ Fred Assenheimer
                                               ---------------------------------
                                               Name:   Fred Assenheimer
                                                    ----------------------------
                                               Title:  Managing Director
                                                      --------------------------


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                                            NATIONSBANK, N.A., as Lender

                                            By:        /s/  Melinda M. Bergborn
                                               ---------------------------------
                                               Name:   Melinda M. Bergborn
                                                    ----------------------------
                                               Title:  Senior Vice President
                                                    ----------------------------